UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2024

ROADZEN INC.

(Exact name of Registrant as Specified in Its Charter)

British Virgin Islands	001-41094	98-1600102
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Anza Blvd Suite 109
Burlingame, California	94010
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (347) 745-6448

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.0001 per share	RDZN	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one ordinary share, each at an exercise price of $11.50 per share	RDZNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 15, 2024, Roadzen Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with ThinkEquity LLC (the “Representative”), as the representative of the underwriters named therein (the “Underwriters”), relating to a firm commitment underwritten public offering (the “Offering”) of an aggregate of up to (i) 1,900,000 shares (the “Shares”), of the Company’s ordinary shares, par value $0.0001 per share (“Ordinary Shares”) at a price to the public of $1.25 per Share, and (ii) pre-funded warrants (the “Pre-Funded Warrants” and, together with the Shares, the “Securities”) to purchase 400,000 Ordinary Shares at a price to the public of $1.249 per Pre-Funded Warrant.

The per share exercise price for the Pre-Funded Warrants is $0.001, subject to adjustment as provided therein. The Pre-Funded Warrants are exercisable immediately and will expire when exercised in full. Each holder of a Pre-Funded Warrant will not have the right to exercise any portion of its Pre-Funded Warrant if the holder, together with its affiliates, would beneficially own more than 4.99% of the number of Ordinary Shares outstanding immediately after giving effect to such exercise (the “Pre-Funded Warrant Beneficial Ownership Limitation”); provided, however, that upon 61 days’ prior notice to the Company, the holder may increase or decrease the Pre-Funded Warrant Beneficial Ownership Limitation, but not to above 9.99%. The exercise price and number of shares of Common Stock issuable upon the exercise of the Pre-Funded Warrants will be subject to adjustment in the event of any share dividend, share split, share combination, reclassification or similar transaction, as described in the Pre-Funded Warrants. The holders may exercise the Pre-Funded Warrants by means of a “cashless exercise.” The Pre-Funded Warrants are not and will not be listed for trading on any national securities exchange or other nationally recognized trading system.

The Offering is being made pursuant to the Company’s registration statement on Form S-3 (File No. 333-282966), previously filed with the Securities and Exchange Commission (the “SEC”) on November 1, 2024 and declared effective on November 12, 2024, including the base prospectus contained therein, a preliminary prospectus supplement dated December 13, 2024, and a final prospectus supplement dated December 15, 2024.

The legal opinion, including the related consent, of Maples & Calder relating to the issuance and sale of the Ordinary Shares to be issued in the Offering is filed as Exhibit 5.1 hereto and the legal opinion, including the related consent, of Greenberg Traurig, LLP relating to the issuance and sale of the Pre-Funded Warrants to be issued in the Offering is filed as Exhibit 5.2 hereto.

The closing of the Offering occurred on December 17, 2024. The net proceeds to the Company from the sale of the Shares and the Pre-Funded Warrants, including 300,000 shares sold upon full exercise of the underwriter’s option to purchase additional shares, after deducting the underwriting discounts and commissions and other estimated offering expenses payable by the Company, is expected to be approximately $2.5 million. The Company intends to use the net proceeds from the Offering primarily for costs directly related to sales and marketing, for research and development, working capital and general corporate purposes, including personnel costs, capital expenditures and the costs of operating as a public company. The Company may also use a portion of the net proceeds to repay indebtedness outstanding.

Upon closing of the Offering, the Company issued the Representative warrants (the “Representative’s Warrants”) as compensation to purchase up to 115,000 shares of Ordinary Shares (5% of the aggregate number of Ordinary Shares and Pre-Funded Warrants). The Representative’s Warrants will be exercisable at a per share exercise price of $1.5625. The Representative’s Warrants are exercisable, in whole or in part, during the five year period commencing with the commencement of sales in the Offering.

The Underwriting Agreement contains customary representations, warranties and covenants made by the Company. It also provides for customary indemnification by each of the Company and the Underwriters, severally and not jointly, for losses or damages arising out of or in connection with the Offering, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. In addition, pursuant to the terms of the Underwriting Agreement, the Company has agreed for a period of 30-days from December 15, 2024, subject to certain exceptions, not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of capital stock of the Company or any securities convertible or exercisable or exchangeable for shares of capital stock of the Company at an effective price per share less than $1.25 per share; (ii) file any registration statement; (iii) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank, or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company. Further, pursuant to the terms of the Underwriting Agreement, the Company has agreed for a period of 30-days from December 15, 2024, without the prior written consent of the representative, it will not waive any existing transfer restriction applicable to Ordinary Shares held by any of its officers or directors or any entity owning more than 5% of its Ordinary Shares affiliated with any such officers or directors.

The foregoing descriptions of the Underwriting Agreement, the Pre-Funded Warrants and the Representative Warrants do not purport to be complete and are qualified in their entirety by reference to the copy of the Underwriting Agreement and the form of the Pre-Funded Warrant and Representative Warrant, which are filed herewith as Exhibits 1.1, 4.1 and 4.2, respectively.

The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Underwriting Agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Underwriting Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Underwriting Agreement, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

Item 8.01 Other Events.

On December 15, 2024, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On December 17, 2024, the Company issued a press release announcing the closing of the Offering. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

1.1	Underwriting Agreement dated December 15, 2024 between Roadzen Inc. and ThinkEquity LLC.
4.1	Form of Pre-Funded Warrant.
4.2	Form of Representative Warrant.
5.1	Opinion of Maples & Calder.
5.2	Opinion of Greenberg Traurig, LLP.
23.1	Consent of Maples & Calder (included in Exhibit 5.1).
23.2	Opinion of Greenberg Traurig, LLP (included in Exhibit 5.2).
99.1	Press Release dated December 15, 2024.
99.2	Press Release dated December 17, 2024.
104	Cover page interactive data file (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROADZEN INC.

Date:	December 17, 2024	By:	/s/ Rohan Malhotra
		Name:	Rohan Malhotra
		Title:	Chief Executive Officer